Exhibit 8

List of Subsidiaries of Estre Ambiental, Inc.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
ROAD PARTICIPAÇÕES LTDA.	Brazil
ESTRE USA, INC.	Delaware
ESTRE AMBIENTAL S.A.	Brazil
‘OXIL MANUFATURA REVERSA E GERENCIAMENTO DE RESIDUOS LTDA	Brazil
RESICONTROL SOLUCOES AMBIENTAIS S.A.	Brazil
CAVO SERVICOS E SANEAMENTO S/A - MATRIZ	Brazil
CTR ITABORAI - CENTRO DE TRATAMENTO DE RESIDUOS DE ITABORAI LTDA - MATRIZ	Brazil
VIVA AMBIENTAL E SERVIÇOS S.A.	Brazil
V2 AMBIENTAL SPE S/A - MATRIZ	Brazil
AMBIENTAL SUL BRASIL - CENTRAL REGIONAL DE TRATAMENTO DE RESIDUOS LTDA - MATRIZ	Brazil
SPE SOMA - SOLUÇÕES EM MEIO AMBIENTE LTDA.	Brazil
GUATAPARÁ ENERGIA S.A. (J.F.R.S.P.E)	Brazil
GEO VISION SOLUÇÕES AMBIENTAIS E ENERGIA S/A	Brazil
NGA RIBEIRÃO PRETO - NUCLEO DE GERENCIAMENTO AMBIENTAL LTDA	Brazil
NGA JARDINOPOLIS - NUCLEO DE GERENCIAMENTO AMBIENTAL LTDA	Brazil
RECICLAX - RECICLAGEM DE RESIDUOS DA CONSTRUÇÃO CIVIL LTDA	Brazil
ESTRE SPI AMBIENTAL S.A	Brazil
NGA - NUCLEO DE GERENCIAMENTO AMBIENTAL LTDA.	Brazil
CGR GUATAPARA - CENTRO DE GERENCIAMENTO DE RESIDUOS LTDA	Brazil
CGR - CENTRO DE GERENCIAMENTO DE RESÍDUOS FEIRA DE SANTANA S.A.	Brazil
ESTRE ENERGIA RENOVÁVEL PARTICIPAÇÕES S.A.	Brazil
CTR PORTO SEGURO S.A.	Brazil
SPE PAULINIA ENERGIA LTDA.	Brazil
SPE TREMEMBÉ ENERGIA LTDA.	Brazil
SPE CURITIBA ENERGIA LTDA.	Brazil
PIRATININGA ENERGIA E PARTICIPAÇÕES LTDA	Brazil
CTR ARAPIRACA S.A.	Brazil
METROPOLITANA SERVIÇOS AMBIENTAIS LTDA	Brazil
GLA - GESTÃO E LOGÍSTICA AMBIENTAL S.A.	Brazil

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